                                        Exhibit 11 - Statement Re:  Computation of Earnings Per Share

    (Unaudited)                                       16 Weeks Ended       28 Weeks Ended
                                                  ----------------------  ----------------------
                                                  October 15, October 9,  October 15, October 9,
                                                     1994        1993        1994        1993
                                                  ----------  ----------  ----------  ----------
    PRIMARY
         Weighted average shares outstanding       8,437,198   8,442,002   8,439,257   8,418,591
         Net effect of dilutive stock options -
             based on the treasury stock method       11,780       9,672       5,941      22,076
                                                 -----------  ----------  ----------  ----------
                Total                              8,448,978   8,451,674   8,445,198   8,440,667
                                                   =========   =========   =========   =========

         Net income before cumulative effect
             of changes in accounting principles  $2,386,000  $2,133,000  $4,766,000  $5,238,000
                                                  ==========  ==========  ==========  ==========
                Per share amount                        $.28        $.25        $.56        $.62
                                                        ====        ====        ====        ====

         Net income                               $2,386,000  $2,133,000  $4,766,000  $7,179,000
                                                  ==========  ==========  ==========  ==========
                Per share amount                        $.28        $.25        $.56        $.85
                                                        ====        ====        ====        ====

    FULLY DILUTED
         Weighted average shares outstanding       8,437,198   8,442,002   8,439,257   8,418,591
         Net effect of dilutive stock options -
             based on the treasury stock method
             using average market price               11,974      10,985      11,700      19,533
         Assumed conversion of 7% convertible
             subordinated debentures issued
             March 5, 1993                         1,290,323   1,290,323   1,290,323   1,290,323
                                                  ----------  ----------  ----------  ----------
                Total                              9,739,495   9,743,310   9,741,280   9,728,497
                                                   =========   =========   =========   =========

         Net income before cumulative effect of
             changes in accounting principles     $2,386,000  $2,133,000  $4,766,000  $5,238,000
         Add 7% convertible subordinated
             debenture interest, net of tax
             effect                                  267,000     273,000     473,000     479,000
                                                  ----------  ----------  ----------  ----------
                                                  $2,653,000  $2,406,000  $5,239,000  $5,717,000
                                                  ==========  ==========  ==========  ==========
                Per share amount                        $.27        $.25        $.54        $.59
                                                        ====        ====        ====        ====

         Net Income                               $2,386,000  $2,133,000  $4,766,000  $7,179,000
         Add 7% convertible subordinated
             debenture interest, net of tax
             effect                                  267,000     273,000     473,000     479,000
                                                  ----------  ----------  ----------  ----------
                                                  $2,653,000  $2,406,000  $5,239,000  $7,658,000
                                                  ==========  ==========  ==========  ==========
                Per share amount                        $.27        $.25        $.54        $.79
                                                        ====        ====        ====        ====
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